                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                       Community Central Bank Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       COMMUNITY CENTRAL BANK CORPORATION
                              120 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 19, 2005

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMUNITY CENTRAL BANK CORPORATION will be held at the Best Western Concorde Inn, 44315 Gratiot Avenue, Clinton Township, Michigan, on Tuesday, April 19, 2005, at 9:00 a.m., for the purpose of considering and voting upon the following matters:

      1. ELECTION OF DIRECTORS. To elect three Class III directors each for a three-year term, as detailed in the accompanying proxy statement.

      2. OTHER BUSINESS. To transact such other business as may properly be brought before the annual meeting, or any adjournments of the meeting. As of the date of this proxy statement, the Board of Directors of the Corporation is not aware of any such other business.

      Only those stockholders of record at the close of business on Tuesday, February 28, 2005, shall be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

      To ensure that your shares are represented at the annual meeting, please take the time to vote by signing, dating and mailing the enclosed proxy, which is solicited on behalf of the Corporation's Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE ACT TODAY.

By Order of the Board of Directors,

David A. Widlak
  President and Chief Executive Officer

Dated: March 22, 2005

                       COMMUNITY CENTRAL BANK CORPORATION
                              120 NORTH MAIN STREET
                             MOUNT CLEMENS, MI 48043

                                 PROXY STATEMENT

      This proxy statement is furnished to stockholders of Community Central Bank Corporation in connection with the solicitation of proxies by its Board of Directors for use at the Corporation's annual meeting of stockholders and at any and all adjournments or postponements of the meeting. The annual meeting of stockholders is being held on Tuesday, April 19, 2005, at 9:00 a.m., at the Best Western Concorde Inn, 44315 Gratiot Avenue, Clinton Township, Michigan. These proxy materials are first being mailed to our stockholders on or about March 22, 2005. Community Central Bank Corporation is referred to as the "Corporation" throughout this document. Certain of the information provided herein relates to Community Central Bank, a wholly owned subsidiary of the Corporation, which is referred to in this proxy statement as the "Bank."

      The Board of Directors, in accordance with the bylaws of the Corporation, has fixed the close of business on February 28, 2005, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and at any and all adjournments and postponements of the meeting. At the close of business on the record date, the Corporation had 3,275,050 shares of common stock outstanding, with each outstanding share entitled to one vote. A majority of the outstanding shares will constitute a quorum at the meeting.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. Unless the proxy is revoked, the shares represented by it will be voted at the annual meeting or any adjournment of the meeting. You may revoke your proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date; (ii) notifying the Corporation's Secretary at the above address that you revoke your previously submitted proxy; or (iii) voting in person at the annual meeting.

      The entire cost of soliciting proxies will be borne by the Corporation. Proxies may be solicited by mail or by directors, officers, or regular employees of the Corporation or its subsidiary, in person, by telephone or by other forms of communication. The Corporation will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of common stock of the Corporation.

      Shares held in "street name" by a broker, bank or other nominee, as the record holder of the shares, are required to be voted in accordance with instructions from the beneficial owner of the shares. If no instructions are provided to the nominee, the nominee will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes." The election of directors is considered a "discretionary" item and, therefore, the broker bank or other nominee may vote shares without instructions from the beneficial owner.

      THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MANAGEMENT'S DIRECTOR NOMINEES.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP

      The following table presents information regarding the beneficial ownership of the Corporation's common stock as of February 28, 2005, the voting record date for the annual meeting, by each of the directors and director nominees of the Corporation, each of the executive officers named in the summary compensation table on page 10, and all directors and executive officers of the Corporation as a group. The address of each person named in the table, except where otherwise indicated, is the same address as the Corporation. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Corporation.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after February 28, 2005, the voting record date for the annual meeting, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of February 28, 2005, the Corporation had 3,275,050 shares of common stock outstanding.

                                                               Amount
                                                            Beneficially    Percent of Class
               Name of Beneficial Owner                      Owned (1)     Beneficially Owned
               ------------------------                     ------------   ------------------
Gebran S. Anton, Director Nominee.....................        171,831           5.2%
David E. Bonior, Director Nominee.....................          3,191             *
Joseph Catenacci, Director............................        137,825           4.2%
Salvatore Cottone, Director...........................        160,796           4.9%
Celestina Giles, Director (2).........................         22,520             *
Bobby L. Hill, Director...............................         27,892             *
Joseph F. Jeannette, Director Nominee.................        131,401           4.0%
Dean S. Petitpren, Chairman of the Board..............        202,729           6.2%
Ronald R. Reed, Vice Chairman of the Board............         69,179           2.1%
Michael D. Schwartz, Director (2).....................         25,979             *
David A. Widlak, President, CEO and Director..........         88,647           2.7%
Ray T. Colonius, Treasurer and CFO....................         52,422           1.6%
All directors and executive officers of the
   Corporation as a group (12 persons)................      1,094,412          31.9%

----------
(1) Includes shares of Corporation common stock held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares of common stock the group member may be deemed to have sole or shared voting and/or investment powers. Also includes shares of common stock as to which the named individual has the right to acquire beneficial ownership, currently or within 60 days after February 28, 2005, pursuant to the exercise of stock options: Mr. Bonior - 1,155 shares; Mr. Catenacci - 4,620 shares; Mr. Cottone - 4,620 shares; Mr. Hill - 1,155 shares; Mr. Jeannette - 4,620 shares; Mr. Petitpren - 4,620 shares; Mr. Reed - 53,535 shares; Mr. Widlak
      - 36,570 shares; Mr. Colonius - 44,827 shares; and all directors and executive officers as a group - 155, 722 shares.

(2) Ms. Giles will retire from the Board of Directors of the Corporation effective as of April 19, 2005. Ms. Giles will remain on the Board of Directors of the Bank. Mr. Schwartz will retire from the Board of Directors of the Corporation and the Bank effective as of April 19, 2005. See "Election of Directors - General" below for more information.

      The table below shows the beneficial ownership of the Corporation's common stock held by each person who was known by the Corporation to own beneficially more than 5% of the Corporation's common stock as of February 28, 2005 and not otherwise reported in the table above. To the best of the Corporation's knowledge, no other person owns more than 5% of the Corporation's outstanding common stock.

       Name and Address                             Shares              Percent of
     of Beneficial Owner                      Beneficially Owned       Common Stock
     -------------------                      ------------------       ------------
Tontine Financial Partners, L.P.                    228,648(1)             7.0%
Tontine Management, L.L.C.
Jeffrey L. Gendell
   55 Railroad Avenue, 3rd Floor
   Greenwich, CT  06830

-----------
(1) Based on information in a Schedule 13D, dated November 12, 2004, filed by Tontine Financial Partners, L.P. ("TFP"), a Delaware limited partnership, Tontine Management, L.L.C. ("TM"), a Delaware limited liability company which is the general partner of TFP, and Jeffrey L. Gendell, who is the managing partner of TM. TFP, TM and Mr. Gendell have reported shared voting and shared dispositive power over all of the reported shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on our review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from persons required to file such reports, we believe that all filings required to be made were timely made in accordance with the requirements of the Securities Exchange Act of 1934, except as set forth below:

      Messrs. Widlak, Reed and Colonius each inadvertently failed to file a Form 4 reporting the grant of an option to them by the Corporation during 2004 to purchase Corporation common stock. Mr. Reed also inadvertently failed to file a Form 4 or Form 5 reporting the grant of an option to him by the Corporation during 2003 to purchase Corporation common stock. Each of these transactions were reported by the reporting person on a Form 5 for the year ended December 31, 2004. Mr. Cottone inadvertently failed to file a Form 4 reporting the purchase of shares of Corporation common stock as custodian for each of his two granddaughters. Mr. Cottone reported these two transactions on a Form 5 for the year ended December 31, 2004. Mr. Schwartz inadvertently failed to file a Form 4 reporting the sale of Corporation common stock, which his broker executed in 11 separate transactions on the same day. Mr. Schwartz reported the sales on a Form 4 filed on August 30, 2004. Ms. Giles filed an amended Form 3 on February 14, 2005 to correct a 398 share overstatement of Corporation common stock reported on her prior Form 3.

                              ELECTION OF DIRECTORS

GENERAL

      The Corporation's articles of incorporation provide that the number of directors, as determined from time to time by the Board of Directors, shall be no less than six and no more than 15. The articles of incorporation further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible. Our Board of Directors currently consists of eleven members, with approximately one-third of the directors being elected annually.

      Effective as of the date of the annual meeting, Michael Schwartz will retire from the board of directors in accordance with our bylaws which require a director upon reaching 75 years of age to retire from the board of directors as of the annual meeting next following attainment of age 75. Mr. Schwartz turned 75 in September 2004. The Board of Directors of the Corporation and the Bank appreciate his guidance and dedicated service over the years. In addition, Celestina Giles will resign from the Corporation's Board of Directors effective April 19, 2005, so that following Mr. Schwartz's retirement and her resignation, a majority of the Corporation's Board members will be "independent," as that term is defined in the Nasdaq rules. Ms. Giles does not currently qualify as an "independent" director under the Nasdaq rules since she was a former employee of Community Central Bank, the Corporation's principal operating subsidiary. On December 31, 2005, Ms. Giles will have been retired as an employee of Community Central Bank for three years and thus would qualify as an "independent" director under the Nasdaq rules. At such time, Ms. Giles may be considered for re-appointment or re-nomination to the Board of Directors of the Corporation. Ms. Giles will continue to serve as a director of Community Central Bank. The Board of Directors has adopted a resolution amending the Corporation's bylaws reducing the size of the Board from 11 to 9, effective as of the date of the annual meeting to eliminate the vacancies created by Mr. Schwartz's retirement and Ms. Giles resignation.

      The Board of Directors, based on the recommendation of the nominating committee, has nominated Gebran S. Anton, David E. Bonior and Joseph F. Jeannette, as Class III directors, each for a three-year term expiring at the Corporation's 2008 annual meeting of stockholders, and upon election and qualification of their successors. Each of the nominees is presently a Class III director of the Corporation whose term expires at the April 19, 2005 annual meeting of stockholders. The affirmative vote of a plurality of the votes cast is required for the nominees to be elected. This means that the nominees with the most affirmative votes are elected to fill the available seats. Accordingly, votes withheld have no effect on the election of directors. THE CORPORATION'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MANAGEMENT'S DIRECTOR NOMINEES.

      The other members of the Board, who are Class I and Class II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the Corporation's 2006 or 2007 annual meetings of stockholders, respectively. See "Information About Directors and Nominees as Directors" below.

      It is the intention of the persons named in the enclosed proxy to vote the proxy for the election of the three nominees. The proposed nominees for election as directors are willing to be elected and serve; however, in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. If a substitute nominee is not selected, the proxy will be voted for the election of the remaining nominees.

INFORMATION ABOUT DIRECTORS AND NOMINEES AS DIRECTORS

         The following table presents certain information about the director nominees and continuing directors of the Corporation. All of the directors listed are also directors of the Bank. Each of the directors has held the principal occupation listed in the table below for at least the past five years, except as specifically indicated otherwise.

                                                                                  Has Served
                                                                                as a Director        Year When Term
                      Name, Age, Principal Occupation                               Since           of Office Expires
                      --------------------------------                          -------------       -----------------
                                 NOMINEES

Gebran S. Anton, 72........................................................          1996                 2008
   Co-owner; Anton, Zorn & Associates (Commercial & Industrial
       Real Estate Brokerage)
   Sole member; Anton Management Group, LLC. (Real Estate Management)

David E. Bonior, 60........................................................          2003                 2008
   Retired U.S. Congressman; U.S. Government, 1977 - 2003
   Professor of Labor Studies; Wayne State University, 2003 - present

Joseph F. Jeannette, 60....................................................          1996                 2008
   Assistant Director; Utica Community Schools

                       DIRECTORS REMAINING IN OFFICE

Joseph Catenacci, 69.......................................................          1996                 2006
   Chief Operating Officer; John Carlo, Inc. (Highway and Heavy
       Construction)

Salvatore Cottone, 65......................................................          1996                 2007
   President; Resco, Inc. (Real Estate Development)
   Chairman of the Board of the Bank

Bobby L. Hill, 72..........................................................          1996                 2007
   County Commissioner; Macomb County Board of Commissioners

Dean S. Petitpren, 62......................................................          1996                 2007
   President; Petitpren, Inc. (Beer Distribution)
   Chairman of the Board of the Corporation

Ronald R. Reed, 58.........................................................          2000                 2007
   President and CEO of the Bank
   Vice Chairman of the Corporation

David A. Widlak, 56........................................................          1999                 2006
   President and CEO of the Corporation
   Investor / Consultant

                        BOARD MEETINGS, BOARD COMMITTEES
                        AND CORPORATE GOVERNANCE MATTERS

      Attendance at Board, Committee and Annual Stockholders' Meetings. The Corporation's Board of Directors conducted 10 meetings during fiscal 2004. The Board of Directors of the Bank, the Corporation's principal operating subsidiary, conducted 10 meetings during fiscal 2004. Each director attended at least 75% of the (i) Corporation's Board meetings and any committees on which he or she served and (ii) Bank's Board meetings and any committees on which he or she served. In addition, all of our Board members are expected to attend the Corporation's annual meeting of stockholders, although the Corporation does not have any written policy as to Board members' attendance at the annual meeting of stockholders. Last year's annual meeting of stockholders was attended by the entire Board of Directors.

      "Independent" Directors. The Board of Directors has determined that directors David E. Bonior, Joseph E. Catenacci, Salvatore Cottone, Bobby L. Hill and Joseph F. Jeannette, consisting of a majority of the Board members, qualify as "independent" in accordance with the published listing requirements of the Nasdaq rules. The Nasdaq independent definition includes a series of objective tests, such as that the director is not an employee of the corporation and has not engaged in various types of business dealings with the corporation. As further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Corporation and its management.

      In addition, as required by the Nasdaq rules, the members of the Audit Committee each qualify as "independent" under standards established by the U.S. Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee also includes at least one independent member who the Board has determined meets the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent director." Mr. Cottone is the independent director who has been determined to be an audit committee financial expert.

      Board Committees and Charter. The Board of Directors of the Corporation has standing Executive, Audit, Compensation and Nominating Committees. The Board of Directors has adopted a written charter for the compensation, audit and nominating committees, as well as a written code of business conduct and ethics that applies to all of our directors, officers and employees. You may obtain a copy of these documents free of charge by writing to our Corporate Secretary at Community Central Bank Corporation, 120 North Main Street, Mount Clemens, Michigan 48043, or by calling (586) 783-4500. In addition, our code of business conduct and ethics has been filed with the SEC as Exhibit 14 to the Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2003. Our Audit Committee and Nominating Committee charters were attached to our proxy statement as Appendices A and B, respectively, for the annual meeting of stockholders held on April 20, 2004 and filed electronically with the SEC.

      The Audit, Compensation and Nominating Committee members consist of solely independent directors (as that term is defined in the Nasdaq rules), except for the appointment of Mr. Gebran S. Anton to the Nominating Committee and Mr. Dean
S. Petitpren to the Compensation Committee. During 2003, the Bank purchased the building serving as the main office of the Corporation and the Bank from a company owned by Mr. Anton and Mr. Petitpren, thus disqualifying them as independent directors under the Nasdaq rules. In connection with Mr. Anton's appointment to the Nominating Committee, the Board, relying on an exception under the Nasdaq rules, determined that it was in the best interests of the

Corporation and its stockholders to have Mr. Anton serve as a member of the Nominating Committee because of his experience and in light of the lack of any continuing conflict of interest. In connection with Mr. Petitpren's appointment to the Compensation Committee, the Board, relying on an exception under the Nasdaq rules, determined that it was in the best interests of the Corporation and its stockholders to have Mr. Petitpren serve as a member of the Compensation Committee because of his experience and in light of the lack of any continuing conflict of interest.

            Executive Committee. The Executive Committee is currently comprised of Directors Cottone, Petitpren, Reed and Widlak (Chairman). The Executive Committee met two times during 2004. The Executive Committee shall have and may exercise the full powers and authority of the Board of Directors in the management of the business affairs and property of the corporation during the intervals between meetings of the Board of Directors. The Executive Committee shall also have the power and authority to declare distributions and dividends and to authorize the issuance of stock to the extent permitted by Michigan law.

            Audit Committee. The Audit Committee is currently comprised of Directors Salvatore Cottone (Chairman), Bobby L. Hill, Joseph F. Jeannette and Michael D. Schwartz, each of whom meets the independence and financial literary requirements in the Nasdaq rules. The Audit Committee met four times during fiscal 2004. The Audit Committee's responsibilities include hiring, terminating or reappointing the Corporation's independent auditors, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the entire internal and independent auditing function and the financial statements of the Corporation. The Audit Committee also approves non-audit and audit services to be performed by the independent auditors, reviews and approves all related party transactions for potential conflict of interest situations, and reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

            Compensation Committee. The Compensation Committee is currently comprised of Directors David E. Bonior, Joseph Catenacci, Joseph F. Jeannette and Dean S. Petitpren (Chairman). The Compensation Committee met three times during fiscal 2004. The Compensation Committee reviews overall compensation policies for the Corporation and the Bank. The Compensation Committee's responsibilities include determining compensation and benefits for officers of the Corporation, based on recommendations of Chief Executive Officer, David A. Widlak, who is not present during voting or deliberations concerning his compensation. The Compensation Committee is also responsible for administering the option plans and benefit plans of the Corporation.

            Nominating Committee. The Nominating Committee is currently comprised of Directors Gebran S. Anton, David E. Bonior, Joseph F. Jeannette and Salvatore Cottone (Chairman). The Nominating Committee met two times during fiscal 2004. The Nominating Committee is responsible for reviewing and making recommendations to the Board of Directors as to its size and composition and recommending to the Board of Directors candidates for election as directors at the annual meetings, and filling any vacancies that may occur between annual meetings. The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of Lisa M. Medlock, Secretary of the Corporation. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Board for its consideration, are required to comply with the advance notice and other requirements detailed in the Corporation's articles of incorporation. The Nominating Committee has the following responsibilities:

      (i) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

      (ii) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Corporation's articles of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Corporation's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

      (iii) review nominations submitted by stockholders, which have been addressed to the Corporation's Secretary, and which comply with the requirements of the Corporation's articles of incorporation and bylaws. Nominations from stockholders will be considered and evaluated using the same criteria as all other nominations;

      (iv) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

      (v) perform any other duties or responsibilities expressly delegated to the Committee by the Board.

      Communications with the Board of Directors. Stockholders may communicate directly with the Board of Directors, or any individual Board member, by sending written communications to the Corporation, addressed to the Chairman of the Board or such individual Board member.

                              DIRECTOR COMPENSATION

      During 2004, each member of the Board of Directors received a monthly retainer of $2,000, in the aggregate, for services as a director of the Corporation and the Bank. Non-employee directors of the Corporation and the Bank also received compensation for their services as committee members. Non-employee directors of the Executive, Audit, Compensation and Nominating Committees of the Corporation and the Bank each received $500 per meeting attended, except for the Chairman of the Audit Committee who received $2,000 per month, the Chairman of the Compensation Committee who received $500 per month and the Chairman of the Nominating Committee who received $1,000 per meeting attended during 2004.

      Nonemployee directors serving on the Bank's Loan and Asset/Liability Committees each received $50 per meeting attended, except for the chairmen of such committees who each received $100 per meeting attended. Director Bobby L. Hill received $1,000 a month for serving as Chairman of the Board of Community Central Mortgage Company, LLC, the Corporation's mortgage company subsidiary and directors Salvatore Cottone, Ronald Reed and David Widlak each received $500 a month for serving as advisory board members to the mortgage company.

      Under the Corporation's 2002 Incentive Plan, which was approved by the stockholders at the Corporation's annual meeting held in April 2002, each director is awarded 300 shares of common stock of the Corporation annually. The awards are made each year, on the first business day of the month following the annual meeting of stockholders, from 2002 through 2010, during the period that the director serves on the Board.

                          REPORT OF THE AUDIT COMMITTEE

      The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this report by reference.

      The members of the Audit Committee consist of Salvatore Cottone, Bobby L. Hill, Joseph F. Jeannette and Michael D. Schwartz. Each of the members of the Audit Committee is independent as that term currently is defined under the Nasdaq rules. The Audit Committee's responsibilities include selecting, terminating or reappointing the Corporation's independent auditors, reviewing the scope of proposed audits and the procedures to be used, and the results of the audits, reviewing the adequacy and effectiveness of accounting and financial controls, and reviewing the internal auditing function and the financial statements of the Corporation. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was last attached to the Corporation's April 2004 proxy statement.

      Management has the primary responsibility for the financial statements and the reporting process, including the Corporation's systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management, including a discussion of the quality and the acceptability of the Corporation's financial reporting and controls.

      The Audit Committee has also discussed with the Corporation's independent auditors, Plante & Moran, PLLC, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Corporation's financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 and No. 90 (Communications with Audit Committees). In addition, the Audit Committee has received written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing the matters that, in the auditor's judgment, may reasonably be thought to bear on the auditors' independence from the Corporation, and has discussed with Plante & Moran, PLLC their independence from the Corporation. The Audit Committee has also considered the compatibility of the providing of non-audit services with maintaining the auditors' independence.

      In fulfilling its oversight responsibility of reviewing the services performed by the Corporation's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of independent auditors and the fees paid by the Corporation for such services. The Audit Committee also discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits and the fees paid by the Corporation for such services. The Audit Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting.

      The Corporation's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 ("Sarbanes"). Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

                                    Audit Committee

                                    Salvatore Cottone
                                    Bobby L. Hill
                                    Joseph F. Jeannette
                                    Michael D. Schwartz

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth summary information concerning compensation awarded to, earned by or paid to the named executives for services rendered by each of them in all capacities with the Corporation and the Bank. No other executive officer received aggregate compensation, which includes salary and bonus, exceeding $100,000, for services rendered in 2004. Each of the named executives received perquisites and other personal benefits in addition to his salary and bonus during the periods stated; however, the aggregate amount of these perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of his respective total annual salary and bonus and, therefore, this information has been omitted as permitted by the rules of the SEC.

                                                                             Long Term
                                           Annual Compensation             Compensation
                                    --------------------------------       ------------      All Other
   Name and Principal Position      Year   Salary (1)          Bonus          Options     Compensation (2)
   ---------------------------      ----   ----------          -----       ------------   ----------------
David A. Widlak,                    2004    $279,000         $31,250           12,000         $152,984
 President and CEO of the           2003     175,255          47,500            7,000           31,473
 Corporation                        2002      72,322          40,000           12,000                0

Ronald R. Reed,                     2004    $204,000         $22,500            6,000         $127,727
 President and CEO of the           2003     184,102          40,000            5,000           50,684
 Bank                               2002     170,070          35,000           12,000            5,596

Ray T. Colonius,                    2004    $134,950         $12,500            5,000          $38,565
 CFO and Treasurer of the           2003     118,450          35,000            3,000           15,775
 Corporation and Sr. VP and         2002     108,596          30,000            5,000            4,158
 CFO of the Bank

-------------
(1) Includes director fees paid to Mr. Widlak and Mr. Reed for each of the periods reported.

(2) The amounts shown in the table for 2004 reflect the Bank's contributions made on behalf of the named executive under the Bank to the 401(k) plan and the Corporation's or Bank's accruals on behalf of the named executives under the non-qualified supplemental executive retirement plans maintained by the Corporation and the Bank, as follows:

                       401(k) Matching             SERP
      Name               Contribution             Accrual
---------------      --------------------         -------
David A. Widlak            $7,471                $145,513
Ronald R. Reed              6,867                 120,860
Ray T. Colonius             4,567                  33,998

OPTIONS GRANTED IN 2004

      The following table provides information on options granted to the named executive officers during the year ended December 31, 2004. No stock appreciation rights have been granted by the Corporation.

                                                    Individual Grants
                          ----------------------------------------------------------------------
                                                    % of Total
                               Number of              Options
                                Shares               Granted to       Exercise or
                          Underlying Options         Employees        Base Price      Expiration
      Name                      Granted               in 2004          Per Share         Date
----------------          ------------------     -----------------    -----------     ----------
David A. Widlak                12,000 (1)               25%              $12.91       11-15-2014

Ronald R. Reed                  6,000 (2)               13%              $12.91       11-15-2014

Ray T. Colonius                 5,000 (3)               11%              $12.91       11-15-2014

--------------
(1) The option granted to Mr. Widlak is exercisable on its grant date for 4,000 shares covered by the option and for an additional 4,000 shares on each anniversary of the grant date thereafter.

(2) The option granted to Mr. Reed is exercisable on its grant date for 2,000 shares covered by the option and for the remaining 4,000 shares on November 16, 2005.

(3) The option granted to Mr. Colonius is exercisable on its grant date for 2,500 shares covered by the option and for the remaining 2,500 shares on November 16, 2005.

AGGREGATE STOCK OPTION EXERCISES IN 2004 AND YEAR END OPTION VALUES

      The following table sets forth the number and value of unexercised stock options held by the named executive officers at December 31, 2004. No stock options were exercised by the named executive officers during the year ended December 31, 2004; accordingly, no dollar amounts are set forth in the table below under the "Value Realized" column, which represents the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option(s).

      The dollar amounts set forth in the table below under the "Value of Unexercised `In-the-Money' Options at 12-31-2004" column represent the difference between the exercise or base price of the named executive officer's stock option(s) and $13.01, the average of the closing high bid and low asked prices reported by the Nasdaq National Market as of December 31, 2004. The amounts set forth in the column "Value of Unexercised `In-the-Money' Options at 12-31-2004" have not been, and may never be, realized. These options have not been, and may not ever be, exercised. Actual gains, if any, on exercise will depend on the value of the Corporation's common stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested. No stock appreciation rights have been granted by the Corporation.

                                                                                       Value of
                                                         Number of                    Unexercised
                                                       Unexercised                  `In-the-Money'
                         Shares                         Options at                    Options at
                      Acquired on      Value            12-31-2004                    12-31-2004
      Name             Exercise      Realized    Exercisable/ Unexercisable    Exercisable / Unexercisable
---------------       -----------    --------    --------------------------    ---------------------------
David A. Widlak           ---           ---          26,119 / 10,451               $ 98,898 / $4,820

Ronald R. Reed            ---           ---           46,595 / 6,940               $289,607 / $5,222

Ray T. Colonius           ---           ---           41,277 / 3,550               $267,779 / $1,972

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      The Corporation, through the Community Central Bank Corporation Supplemental Executive Retirement Plan (the "Corporation SERP"), and the Bank, through the Community Central Bank Supplemental Executive Retirement Plan (the "Bank SERP"), provide supplemental retirement benefits to a select group of senior officers. Mr. Widlak is a participant in the Corporation SERP and Messrs. Reed and Colonius are participants in the Bank SERP. Participants in the Corporation SERP and Bank SERP vest 10 percent a year for each year of credited service in his retirement benefits under the SERP. As of December 31, 2004, Messrs. Widlak, Reed and Colonius were 30 percent, 43 percent and 50 percent vested, respectively in their retirement benefits.

      The Corporation SERP and Bank SERP (collectively, the "SERPs") are designed to provide monthly benefits over a 15-year period to each participant upon his retirement. The benefit payable upon retirement is a function of years of service earned after December 31, 1999. The minimum annual benefit is $75,000 and the maximum annual benefit is 50% of the average of the three highest years of compensation. Generally, reduced early retirement benefit payments under the SERP can commence upon the later of the date of the termination of the participant's employment or age 62; otherwise, benefit payments generally will commence at age 65. If a participant is terminated for cause he is not entitled to any benefits under the SERP. If Messrs. Widlak, Reed and Colonius retired as of December 31, 2004, upon reaching age 65 they would be entitled to receive a monthly benefit under the SERPs of $2,701, $3,946, and $3,125, respectively, for the next 15 years.

      If a participant dies before receiving any retirement benefits under the SERP, his designated beneficiary will receive a discounted lump sum payment of the participant's retirement benefits. If a participant dies after he or she has begun to receive retirement benefits under the SERP, the remaining payments will continue to be made to the participant's designated beneficiary for the rest of the payout period, or the committee administering the SERP may accelerate the payment of the remaining retirement benefits at such time in a discounted lump sum payment and in such manner as the committee may determine.

      The SERP is an unfunded plan. The Bank has obtained life insurance policies on the lives of the participants in the SERP as a means of offsetting the costs of providing the benefits under the SERP.

                              CERTAIN TRANSACTIONS

      The Bank has had, and expects to have in the future, loans and other banking related transactions in the ordinary course of business with the Corporation's directors, executive officers, and principal stockholders and their associates. All such transactions (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and (iii) in the opinion of management, do not involve more than the normal risk of collectibility, or present other unfavorable features. All loans made by the Bank to its directors and officers are subject to federal banking regulations restricting loan and other transactions with affiliated persons of the Bank. As of December 31, 2004, the Bank had outstanding 11 loans to the directors and executive officers of the Corporation, totaling approximately $7.8 million in the aggregate, with an additional $4.7 million under commitments. All outstanding loans to directors and executive officers were performing in accordance with their terms at December 31, 2004.

      During February 2005, the Corporation completed a rights offering to its stockholders raising approximately $5.4 million. In connection with the rights offering, the Corporation entered into standby purchase agreements with directors Gebran Anton, Joseph Catenacci, Salvatore Cottone, Joseph Jeannette and Dean Petitpren pursuant to which they agreed to purchase any shares of common stock not subscribed for in the rights offering at the same per share price at which they were offered to our stockholders. There were 275,603 shares unsubscribed for in the rights offering, of which Messrs. Anton, Catenacci and Cottone each purchased 62,011 shares, Mr. Petitpren purchased 62,010 shares and Mr. Jeannette purchased 27,560 shares. The rights offering, including the standby purchase agreements, was reviewed and approved by a special rights committee of the Board of Directors, consisting solely of independent directors, none of whom acted as standby purchasers in the rights offering.

             SELECTION OF AND RELATIONSHIP WITH INDEPENDENT AUDITOR

      The Audit Committee of the Board of Directors has reappointed Plante & Moran, PLLC as the Corporation's principal independent auditor for the year ending December 31, 2005. In making its determination to reappoint Plante & Moran, PLLC as the Corporation's independent auditors for the 2005 fiscal year, the Audit Committee considered the non-audit services that the independent auditors provided during the 2004 fiscal year and determined that the provision of these services is compatible with and does not impair the auditors' independence. Representatives of Plante & Moran, PLLC plan to attend the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by stockholders. The Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year, if it determines that such a change would be in the best interest of the Corporation and its stockholders.

INDEPENDENT AUDITING FIRM FEES

      Plante & Moran, PLLC was the Corporation's principal auditor for fiscal 2003 and 2004. The aggregate fees billed to the Corporation by Plante & Moran, PLLC and its affiliates for the fiscal years ended December 31, 2004 and 2003 were as follows:

                                        Year Ended December 31,
                                       --------------------------
                                         2004              2003
                                       --------           -------
Audit Fees ......................      $100,225           $65,000
Audit Related Fees(1)............         4,450            18,125
Tax Fees (2).....................         6,900             6,750
All Other Fees...................           ---               ---
   Total.........................      $111,575           $89,875
                                       ========           =======

-------------

(1) Primarily for services related to research on accounting issues during 2003 and 2004. In addition, 2003 included services rendered in connection with the enactment of new Sarbanes requirements and an acquisition.

(2) Primarily for tax compliance, tax advice, tax return preparation services and correspondence with the IRS. The fees reported for both years also include tax consulting related services in connection with director retirement.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

      In compliance with Sarbanes, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. The engagement of Plante & Moran, PLLC to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Any proposal submitted by a stockholder for the 2006 annual meeting of stockholders should be sent to Lisa Medlock, Corporate Secretary, at 120 North Main Street, PO Box 7, Mount Clemens, MI 48046-0007. Proposals must be received by November 22, 2005, in order to be eligible to be included in the Corporation's proxy statement for that meeting. Stockholder proposals to be considered for presentation at next year's annual meeting, although not included in the proxy statement must be received at our executive office at least 10 days prior to the date of the annual meeting.

      All stockholder proposals for inclusion in the Corporation's proxy materials shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether it is included in proxy materials), the Corporation's articles of incorporation and bylaws and Michigan law.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

                       COMMUNITY CENTRAL BANK CORPORATION


Dear Stockholder:

Please take note of the important information enclosed with this proxy card. You are requested to vote on the election of directors as discussed in the enclosed proxy materials. Your board of directors recommends that you vote "FOR" all of the nominees.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 19, 2005.

Thank you in advance for your prompt consideration of this matter.

Sincerely,


David A. Widlak
President and Chief Executive Officer







            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZCCBC2

PROXY

                       COMMUNITY CENTRAL BANK CORPORATION

                             120 NORTH MAIN STREET
                            MOUNT CLEMENS, MI 48043

                ANNUAL MEETING OF STOCKHOLDERS - APRIL 19, 2005
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Salvatore Cottone and Dean S. Petitpren, or either of them, with full power of substitution in each, as proxies to vote all of the shares of common stock of Community Central Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Community Central Bank Corporation to be held at the Best Western Concorde Inn, 44315 Gratiot Avenue, Clinton Township, Michigan 48036, on Tuesday, April 19, 2005, at 9:00 a.m., and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SHOULD A NOMINEE BE UNABLE TO SERVE AS A DIRECTOR, AN EVENT THAT WE DO NOT ANTICIPATE, THE PERSONS NAMED IN THIS PROXY RESERVE THE RIGHT, IN THEIR DISCRETION, TO VOTE FOR A SUBSTITUTE NOMINEE DESIGNATED BY THE CORPORATION.

--------------------------------------------------------------------------------
      PLEASE VOTE, DATE AND SIGN ON REVERSE, AND RETURN PROMPTLY USING THE
                               ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

COMMUNITY CENTRAL
BANK CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694













            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZCCBC1

     PLEASE MARK                                                      | 3528
[X]  VOTES AS IN                                                      |_ _
     THIS EXAMPLE.


--------------------------------------
COMMUNITY CENTRAL BANK CORPORATION
--------------------------------------
  1. Election of Directors.                                   2. In their discretion, the proxies are authorized to vote upon any
        (01) GEBRAN S. ANTON     (03) JOSEPH F. JEANNETTE        other business that may properly come before the meeting, or at
        (02) DAVID E. BONIOR                                     any adjournment(s) thereof.


             FOR                      WITHHELD
             ALL    [ ]           [ ]   ALL
           NOMINEES

 FOR
 ALL   [ ]
EXCEPT    --------------------------------------------
          For all nominee(s) except as written above






                                                                 Mark box at right if an address change or comment has been   [ ]
                                                                 noted on the reverse side of this card.



                                                                 Please be sure to sign and date this proxy card.



Signature:                       Date:                       Signature:                       Date:
          ----------------------      ----------------------           -----------------------     -----------------------
